AMENDMENT 1

THIS AMENDMENT to the Employment Agreement (“Agreement”), is entered into by and between Jeremy D. Edgecliffe-Johnson (“Executive”) and Protective Insurance Corporation (“Company”), effective March 31, 2020 (“Effective Date”).  Executive and Company are sometimes referred herein as the “Parties.”

WHEREAS, Paragraph 5(b) of the Agreement provides that Executive shall be eligible for equity-based and other long-term incentive awards under the Company’s Long-Term Incentive Plan (“LTIP”) with a target annual value of at least $900,000;

WHEREAS, as of the date of this Amendment, the COVID-19 pandemic’s impact on the United States, the insurance industry, and the Company is yet to be determined;

WHEREAS, Executive has consulted with the Company’s Compensation and Human Capital Committee and the Committee has determined that no LTIP award opportunity will be provided to Executive for 2020;

WHEREAS, the Parties agree that the Agreement between the Parties effective May 22, 2019 shall remain in full force an effect except as expressly altered by this Amendment;

NOW, THEREFORE, in consideration of the Company’s continued employment of the Executive pursuant to this Agreement, and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Executive and the Company (the “parties”) hereby agree as follows:
1.	Paragraph 5(b) of the Agreement is hereby deleted and replaced with the following:
(a)
During the Term, the Executive shall be eligible for equity-based and other long-term incentive awards under the Company's Long-Term Incentive Plan, as amended from time to time (the “LTIP”), with a target annual value of at least $900,000 (the "Target LTIP"); notwithstanding the foregoing, the Executive’s Target LTIP for 2019 will be $525,204 and the Executive’s Target LTIP for 2020 will be $0.  The resulting payout of any LTIP award will be calculated based upon a combination of the Company's achievement of certain Company performance targets, as set annually by the Board and/or Compensation and Human Capital Committee, and the Compensation and Human Capital Committee’s evaluation of the Executive's individual performance. LTIP awards shall otherwise be subject to the terms of the LTIP and any applicable award agreements.

2.	Upon an applicable separation effective prior to December 31, 2020, the cash lump sum amount provided for in Paragraph 8(f)(a) shall include an additional $900,000.

IN WITNESS WHEREOF, the Parties have themselves signed, or caused a duly authorized agent thereof to sign, this Agreement on their behalf and thereby acknowledge their intent to be bound by its terms and conditions.

Executive Protective Insurance Corporation

By:  By:

Printed:  Title:

Dated: __________________ Dated: __________________